EXHIBIT 4.04

REGISTRATION RIGHTS AGREEMENT

by and among

URS CORPORATION,

URS FOX US LP,

the GUARANTORS party hereto

and

CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. LLC

Dated as of March 15, 2012

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of March 15, 2012, by and among URS Corporation, a Delaware corporation (“the “Company”), URS Fox US LP, a Delaware limited partnership and a wholly owned subsidiary of the Company (“Fox LP” and, together with the Company, the “Issuers”), and the guarantors party hereto (the “Guarantors”), on the one hand, and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, on the other hand, as representatives (the “Representatives”) of the several initial purchasers named in Schedule A to the Purchase Agreement (as defined below) (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Issuers’ (i) 3.850% Senior Notes due 2017 (the “2017 Notes”) and (ii) 5.000% Senior Notes due 2022 (the “2022 Notes” and, together with the 2017 Notes, the “Initial Notes”) pursuant to the Purchase Agreement.

This Agreement is made pursuant to the Purchase Agreement, dated March 8, 2012 (the “Purchase Agreement”), among the Issuers, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities (as defined below), including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Initial Notes, the Issuers and the Guarantors have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(g) of the Purchase Agreement.

The payment of principal of, premium, if any, and interest on the Initial Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the Guarantors and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture (as defined below), and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”).

The parties hereby agree as follows:

SECTION 1. Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

2017 Notes:  As defined in the preamble hereto.

2022 Notes:  As defined in the preamble hereto.

Additional Interest:  As defined in Section 5 hereof.

Advice:  As defined in Section 6 hereof.

   Affiliate:  Of any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have the meanings correlative to the foregoing.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The United States Securities and Exchange Commission.

Company:  As defined in the preamble hereto.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (c) the delivery by the Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were properly tendered and not withdrawn by Holders thereof pursuant to the Exchange Offer prior to the expiration thereof.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Exchange Offer:  The registration by the Issuers and the Guarantors under the Securities Act of the issuance and exchange of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuers and the Guarantors offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exempt Resales:  The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.

Exchange Securities:  The securities issued by the Issuers, and similarly guaranteed by the Guarantors, under the Indenture containing terms identical to each series of the Initial Securities (except that (a) interest thereon shall accrue from the last date on which interest was paid on the Initial Securities or, if no such interest has been paid, from the Closing Date, and (b) the Exchange Securities will not contain restrictions on transfer), to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

FINRA:  The Financial Industry Regulatory Authority, Inc.

Flint:  As defined in Section 6(c)(x)(A)(3) hereof.

Fox LP:  As defined in the preamble hereto.

Guarantees:  As defined in the preamble hereto.

Guarantors:  As defined in the preamble hereto.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of the Closing Date, by and among the Issuers, the Guarantors and the Trustee, as supplemented by supplemental indentures dated as of the Closing Date, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Notes:  As defined in the preamble hereto.

Initial Placement:  The issuance and sale by the Issuers of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Purchasers:  As defined in the preamble hereto.

Initial Securities:  The Initial Notes, together with the Guarantees thereof.

Interest Payment Date:  As defined in the Indenture and the Initial Securities.

Issuers:  As defined in the preamble hereto.

Person:  An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Issuers relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Representatives: As defined in the preamble hereto.

Securities:  The Initial Securities and the Exchange Securities.

Securities Act:  The Securities Act of 1933, as amended.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Suspension Period:  As defined in Section 5 hereof.

Transfer Restricted Securities:  Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security has been offered to be exchanged for an Exchange Security in the Exchange Offer, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Security is actually transferred pursuant to Rule 144 under the Securities Act, (d) the date on which such Initial Security ceases to be outstanding and (e) the date two years from the Closing Date.

Trustee:  U.S. Bank National Association, as trustee with respect to the Securities under the Indenture.

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.  No Underwritten Registration or Underwritten Offering may be effected without the prior consent of the Company, such consent not to be unreasonably withheld by the Company.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), the Issuers and the Guarantors shall on or prior to the 365th day after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day), use their commercially reasonable efforts to (i) file a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer with the Commission, (ii) have such Registration Statement declared effective by the Commission, (iii) upon the effectiveness of such Registration Statement, commence the Exchange Offer, and (iv) consummate the Exchange Offer and issue, on or prior to 30 Business Days after the date on which such Registration Statement was declared effective by the Commission (or if such 30th day is not a Business Day, the next succeeding Business Day), Exchange Securities in exchange for all Initial Securities properly tendered prior thereto in the Exchange Offer.  The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Issuers and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for at least 20 Business Days (or longer, if required by applicable law or otherwise extended by the Issuers, at the Issuers’ option) after the date notice of the Exchange Offer is mailed to the Holders.  The Issuers and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

(c) The Issuers and the Guarantors shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

The Issuers and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 120 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 120-day period (or shorter period as provided in clause (ii) of the foregoing sentence) in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration.  If (i) the Issuers and the Guarantors are not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) with respect to any Holder of Transfer Restricted Securities, such Holder notifies the Issuers prior to the 20th Business Day following the consummation of the Exchange Offer that such Holder (A) is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) is a Broker-Dealer and holds Initial Securities acquired directly from the Issuers or one of their Affiliates, or (D) is an Affiliate of the Issuers and will not receive the Exchange Securities in the Exchange Offer that may be freely transferred without restriction under the federal securities laws, then, upon such Holder’s request, the Issuers and the Guarantors will use their commercially reasonable efforts to file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) and to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the 365th day after the day the obligation to file such Shelf Registration Statement arises (or if such 365th day is not a Business Day, the next succeeding Business Day); provided that in no event will such Shelf Registration Statement provide for an underwritten offering of Transfer Restricted Securities without the prior consent of the Company, such consent not to be unreasonably withheld by the Company.

The Issuers and the Guarantors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement cease to be Transfer Restricted Securities).

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement or benefit from the provisions regarding Additional Interest set forth herein unless and until such Holder furnishes to the Issuers in writing, within 15 Business Days after receipt of a request therefor, such information (including comments to such Shelf Registration Statement) as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Additional Interest.  If (i) the Exchange Offer has not been Consummated within 365 days after the Closing Date or (ii) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or usable for its intended purpose (other than during a Suspension Period (as defined below)) without being succeeded within 30 days by any additional Registration Statement or post-effective amendment that is filed and subsequently declared effective and cures the failure of such Registration Statement to be effective or usable (each such event referred to in clauses (i) and (ii) above, a “Registration Default”), then the Issuers and the Guarantors hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased (“Additional Interest”) by 0.25% per annum during the first 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 0.50% per annum.  Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Additional Interest will cease and the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.  All accrued and unpaid Additional Interest shall be paid by the Issuers and the Guarantors on each applicable Interest Payment Date.  The sole remedy for all Registration Defaults shall be the payment of Additional Interest as set forth herein.

All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Notwithstanding the foregoing, the Issuers and the Guarantors shall be permitted to suspend the use of a Shelf Registration Statement without paying Additional Interest for a period not to exceed 60 consecutive calendar days or an aggregate of 90 calendar days in any twelve-month period (a “Suspension Period”), if, in the good faith determination of the Issuers and the Guarantors, the continued effectiveness of such Shelf Registration Statement and the use of the related Prospectus would require the public disclosure of material non-public information of any of the Issuers or the Guarantors.  As promptly as practicable following its good faith determination that the event causing the Suspension Period set forth in the preceding sentence no longer exists, the Issuers and the Guarantors shall terminate the Suspension Period and notify each Holder of such termination.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Issuers and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, and shall comply with all of the following provisions:

(i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities and (C) it is acquiring the Exchange Securities in the ordinary course of its business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the preparations by the Issuers and the Guarantors for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement.  In connection with the Shelf Registration Statement, the Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof.

(c) General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), the Issuers and the Guarantors shall:

(i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement cease to be Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) in the case of a Shelf Registration Statement or an Exchange Offer Registration Statement maintained as effective following the closing of the Exchange Offer during the applicable period set forth in Section 3 or 4 hereof, advise the underwriter(s), if any, selling Holders named in a Shelf Registration Statement, and each Broker-Dealer that has requested or received a copy of the Prospectus promptly, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading.  Notwithstanding the foregoing, if at any time the Commission shall issue any stop order suspending the effectiveness of a Shelf Registration Statement or Exchange Offer Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the Issuers and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and each underwriter, if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a reasonable period prior to filing (but in any case not more than five Business Days), and neither the Issuers nor the Guarantors will file any such Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.  This clause (iv) shall not apply to any filing through EDGAR by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K with respect to matters unrelated to the Transfer Restricted Securities and the offering or exchange therefor;

(v) in the case of a Shelf Registration Statement and subject to Section 4(a), make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and not more than one law firm or accounting firm retained by such Initial Purchasers or the underwriter(s), if any, all financial and other records, pertinent corporate documents and properties of the Issuers and the Guarantors and cause the officers, directors and employees of each of the Issuers and the Guarantors to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vi) if reasonably requested by the underwriter(s), if any, or a Holder of Transfer Restricted Securities under a Shelf Registration Statement, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such underwriter(s), if any, or Holders of Transfer Restricted Securities may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii) use commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(viii) in the case of a Shelf Registration Statement, furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein (upon request) and all exhibits (including exhibits incorporated therein by reference)(upon request);

(ix) deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Issuers and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of a Shelf Registration Statement and subject to Section 4(a), enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and in connection solely with an Underwritten Registration, the Issuers and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, as the case may be, signed (y) in the case of the Issuers, by the respective Chairman of the Board, Chief Executive Officer, President or Vice President of each of the Issuers and the respective Chief Financial Officer, Chief Accounting Officer or Treasurer of each of the Issuers (or in the case of Fox LP, if no such officers exist, by any two Authorized Representatives, as such term is defined in the Agreement of Limited Partnership of Fox LP, dated as of February 29, 2012) and (z) in the case of the Guarantors, by the respective chief executive officer, president, chief financial officer, chief accounting officer, vice president, treasurer or any other employee who is a member of the board of directors of each such Guarantor, as applicable, attesting, as of the date thereof, to matters substantially similar to those set forth in Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company, covering matters substantially similar to the matters set forth in Exhibit A to the Purchase Agreement; and

(3) customary comfort letters, as applicable, dated the date of effectiveness of the Shelf Registration Statement, from the independent accountants of the Company and, if applicable, Flint Energy Services Ltd., a corporation incorporated under the laws of Alberta, Canada (“Flint”), in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming matters substantially similar to those set forth in the comfort letter delivered pursuant to Section 5(a) of the Purchase Agreement and, if applicable, the comfort letter delivered pursuant to Section 5(b) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section 8; and

(C) deliver such other documents and certificates as may be reasonably requested by the managing underwriter, if any, and the Holders of a majority in aggregate principal amount of Transfer Restricted Securities to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or the Guarantors pursuant to this Section 6(c)(x), if any;

(xi) prior to any public offering of Transfer Restricted Securities, use commercially reasonable efforts to register or qualify the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuers or the Guarantors shall be required to register or qualify as a foreign entity where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Issuers for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least five Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as the term is defined within the rules and regulations of FINRA) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xix) in the case of a Shelf Registration Statement, cause all Securities covered by such Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by either of the Issuers or the Guarantors are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and

(xx) if not otherwise available on EDGAR, provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or any Suspension Period, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the option of the Issuers and the Guarantors to suspend use of a Registration Statement pursuant to this paragraph (but not, for the avoidance of doubt, during a Suspension Period) shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to performance of or compliance with this Agreement by the Issuers and the Guarantors will be borne by the Issuers and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers or the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company or Flint, as applicable (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuers and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

Notwithstanding the foregoing, the Holders of Transfer Restricted Securities shall pay all agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Transfer Restricted Securities, and the fees and disbursements of any counsel or other advisor or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Guarantors will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of not more than one counsel for the Indemnified Holders), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein.  This indemnity agreement shall be in addition to any liability which the Issuers or the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers in writing; provided, however, that the failure to give such notice shall not relieve the Issuers and the Guarantors of their obligations pursuant to this Agreement except to the extent the Issuers or the Guarantors are prejudiced by any such failure.  The Indemnified Holders shall have the right to employ not more than one counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Guarantors subject to the limitations on the indemnification obligations of the Issuers and the Guarantors set forth in Section 8(a) hereof.  The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities.  The Issuers and the Guarantors shall be liable, jointly and severally, for any settlement of any such action or proceeding effected with the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company.  None of the Issuers or the Guarantors shall, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors and their respective officers who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus.  In case any action or proceeding shall be brought against the Issuers or the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given to the Issuers and the Guarantors, and the Issuers and the Guarantors and their respective directors and officers and any such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Issuers and the Guarantors shall be deemed to be equal to the total net proceeds to the Issuers and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers or the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Issuers and the Guarantors, on the one hand, and of the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors, on the one hand, or the Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers and the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A.  The Issuers and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering only upon the prior consent of the Company, such consent not to be unreasonably withheld.  In any such Underwritten Offering so consented to by the Company, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) Specific Performance.  Except with respect to Sections 9 and 12(b) herein, the parties hereto hereby agree to waive the right to specific performance in connection with any breach of the provisions of this Agreement.

(b) No Inconsistent Agreements.  None of Issuers or the Guarantors will, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the securities of the Issuers or the Guarantors under any agreement in effect on the date hereof.

(c) Purchase and Sales of Securities.  None of the Issuers or the Guarantors will, and will use their commercially reasonable efforts to cause their respective affiliates (as defined in Rule 405 under the Securities Act) not to, resell or otherwise transfer any Securities.

(d) Rule 144.  The Issuers and the Guarantors covenant to the Holders of Transfer Restricted Securities, to the extent any of them shall be required to do so under the Exchange Act, to timely file the reports required to be filed under the Exchange Act or the Securities Act and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder of Transfer Restricted Securities in connection with such Holder’s sale pursuant to Rule 144, the Issuers and the Guarantors shall deliver to such Holder a written statement as to whether they have complied with such requirements.

(e) Adjustments Affecting the Securities.  Neither the Issuers nor the Guarantors will take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(f) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers and the Guarantors have (i) in the case of Section 5 hereof and this Section 12(f)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuers or their respective Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuers and the Guarantors shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(g) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Issuers or the Guarantors:

c/o URS Corporation
600 Montgomery Street
26th Floor
San Francisco, CA 94111
Facsimile:  (415) 986-4167
Attention:  Joseph Masters

with copies to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071
Facsimile:  (213) 891-8763
Attention:  Steven B. Stokdyk

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(h) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(i) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(l) Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers and the Guarantors with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ISSUERS
URS CORPORATION

By:	/s/ H. Thomas Hicks
Name:	H. Thomas Hicks
Title:	Chief Financial Officer

URS FOX US LP

By:	/s/ H. Thomas Hicks
Name:	H. Thomas Hicks
Title:	Authorized Officer

GUARANTORS

B.P. BARBER & ASSOCIATES, INC.
E.C. DRIVER & ASSOCIATES, INC.
FORERUNNER CORPORATION
URS CONSTRUCTION SERVICES, INC.
URS CORPORATION – NORTH CAROLINA
URS CORPORATION (NEVADA)
URS CORPORATION GREAT LAKES
URS CORPORATION SOUTHERN
URS ENERGY & CONSTRUCTION, INC.
URS GLOBAL HOLDINGS, INC.
URS GROUP, INC.
URS HOLDINGS, INC.
URS INTERNATIONAL PROJECTS, INC.
URS ALASKA, LLC
WASHINGTON DEMILITARIZATION COMPANY, LLC
WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC
WASHINGTON OHIO SERVICES LLC

By:	/s/ H. Thomas Hicks
Name:	H. Thomas Hicks
Title:	Authorized Officer

EG&G DEFENSE MATERIALS, INC.
LEAR SIEGLER LOGISTICS INTERNATIONAL, INC.
URS FEDERAL SERVICES, INC.
URS FEDERAL SERVICES INTERNATIONAL, INC.
URS FEDERAL SUPPORT SERVICES, INC.
URS FEDERAL TECHNICAL SERVICES, INC.

By:	/s/ Randall A. Wotring

Name:	Randall A. Wotring

Title:	Authorized Officer

RUST CONSTRUCTORS INC. URS CORPORATION - OHIO URS NUCLEAR LLC

By:	/s/ Judy L. Rodgers

Name:	Judy L. Rodgers

Title:	Authorized Officer

AMAN ENVIRONMENTAL CONSTRUCTION, INC.

By:	/s/ Steven M. Aman

Name:	Steven M. Aman

Title:	Authorized Officer

APPTIS, INC.

By:	/s/ Mark Gray

Name:	Mark Gray

Title:	Authorized Officer

CLEVELAND WRECKING COMPANY

By:	/s/ Aaron Fetzer

Name:	Aaron Fetzer

Title:	Authorized Officer

SIGNET TESTING LABORATORIES, INC.

By:	/s/ Ronald Scott Wilson

Name:	Ronald Scott Wilson

Title:	Authorized Officer

URS CORPORATION – NEW YORK

By:	/s/ Francis Geran

Name:	Francis Geran

Title:	Authorized Officer

URS OPERATING SERVICES, INC.

By:	/s/ Gary Jandegian

Name:	Gary Jandegian

Title:	Authorized Officer

WGI GLOBAL INC.

By:	/s/ Robert W. Zaist

Name:	Robert W. Zaist

Title:	Authorized Officer

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MORGAN STANLEY & CO. LLC

Acting as representatives of the several Initial Purchasers named in Schedule A to the Purchase Agreement.

By:	Citigroup Global Markets Inc.

By:	/s/ Jack D. McSpadden, Jr.
Name: Jack D. McSpadden, Jr.
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Laurie Campbell
Name: Laurie Campbell
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director